                                                                      Exhibit 11

                         THE TORO COMPANY AND SUBSIDIARIES
Computation of Earnings per Share of Common Stock and Common Stock Equivalent
                    (Not Covered by Independent Auditors' Report)

                                                       Year Ended July 31,
                                          -----------------------------------------------
                                             1995              1994              1993
                                          -----------       -----------       -----------
Net earnings                              $36,667,000       $22,230,000       $13,040,000
                                          -----------       -----------       -----------
                                          -----------       -----------       -----------
Primary:
   Shares of common stock and
     common stock equivalents:

     Weighted average number of
       common shares outstanding           12,566,039        12,472,828        12,135,399

     Dilutive effect of outstanding
       stock options (1)                      476,374           509,538           248,672
                                          -----------       -----------       -----------
                                           13,032,413        12,982,366        12,384,071
                                          -----------       -----------       -----------
                                          -----------       -----------       -----------
  Net earnings per share of common
  stock and common stock equivalent       $      2.81       $      1.71       $      1.05
                                          -----------       -----------       -----------
                                          -----------       -----------       -----------
Fully Diluted:
  Shares of common stock and common
    stock equivalents:
    Weighted average number of
      common shares outstanding            12,556,039        12,472,828        12,135,399
    Dilutive effect of outstanding
      stock options (2)                       511,133           509,538           395,274
                                          -----------       -----------       -----------
                                           13,067,172        12,982,366        12,530,673
                                          -----------       -----------       -----------
                                          -----------       -----------       -----------
  Net earnings per share of common
    stock and common stock equivalent     $      2.81       $      1.71       $      1.04
                                          -----------       -----------       -----------
                                          -----------       -----------       -----------


(1) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the average market price of the company's stock during each period.

(2) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the greater of the average market price or the year-end market price of the company's shares during each period.

                                      15